Exhibit 21.1

SUBSIDIARIES OF AUTODESK, INC.

As of January 31, 2007

The registrant holds 100 percent of the outstanding votes of the following corporations, as of January 31, 2006, all of which are included in the Registrant’s consolidated financial statements.

Name	Jurisdiction of Incorporation
ADSK Canada Inc.	Canada

Autodesk AB	Sweden

Autodesk S.A.	Switzerland

Autodesk de Argentina S.A.	Argentina

Autodesk Asia Pte Ltd.	Singapore

Autodesk Australia Pty Ltd.	Australia

Autodesk do Brazil Ltda	Brazil

Autodesk B.V.	Netherlands

Autodesk Canada Co.	Canada

Autodesk Design Software (Shanghai) Co, Ltd.	China

Autodesk Development B.V.	Netherlands

Autodesk Development S.a.r.l.	Switzerland

Autodesk (EMEA) S.a.r.l.	Switzerland

Autodesk Far East Ltd.	Hong Kong

Autodesk GesmbH	Austria

Autodesk GmbH	Germany

Autodesk India Private Ltd.	India

Autodesk International Holding Co.	Delaware

Autodesk Kft	Hungary

Autodesk Korea Ltd.	South Korea

Autodesk Ltd.	United Kingdom

Autodesk Ltd Japan	Japan

Autodesk de Mexico S.A. de C.V.	Mexico

Autodesk S.A. (Spain)	Spain

Autodesk S.A.S.	France

Autodesk S.p.A.	Italy

Autodesk Software Lda	Portugal

Autodesk Software (China) Co., Ltd.	China

Autodesk Spol. S.R.O.	Czech Republic

Autodesk, Taiwan Ltd.	Taiwan

Autodesk de Venezuela S.A.	Venezuela